                                                                     EXHIBIT 4.6


                             REIMBURSEMENT AGREEMENT



         REIMBURSEMENT AGREEMENT, dated as of April 14, 2000 (this "Agreement"), is by and between First Horizon Pharmaceutical Corporation, a Delaware corporation (the "Company"), and the Kapoor Children's 1992 Trust (the "Trust").

         WITNESSETH:

         WHEREAS, the Company has entered into an Amended and Restated Loan and Security Agreement (as amended and existing on the date hereof, the "Existing Loan Agreement") with LaSalle Bank, N.A. (the "Lender"); and

         WHEREAS, the Company and the Lender shall enter into a third amendment to the Existing Loan Agreement (the "Amendment") pursuant to which the Lender shall loan to the Company $13 million (the "Bridge Loan") for the purposes set forth in the Amendment, which loan shall be evidenced by a term note in favor of Lender (the "Bridge Note"); and

         WHEREAS, as security for the indebtedness of the Company evidenced by the Bridge Note, and as a condition to the Lender's entering into the Amendment, the Trust shall on the date hereof execute a Security Agreement Re: Investment Account (the "Pledge Agreement") in favor of Lender pursuant to which the Trust shall, subject to the terms and conditions set forth in the Pledge Agreement, pledge certain Collateral (as defined in the Pledge Agreement) to the Lender for the benefit of the Company; and

         WHEREAS, the Trust has agreed to enter into the Pledge Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the Company and the Trust hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.01 Certain Defined Terms. In addition to terms elsewhere defined herein, the following terms shall have the following respective meanings:

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Lender is not open to the public for carrying on substantially all of its banking functions in Chicago, Illinois.

         "Capital Lease" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

         "Closing Date" shall mean the date of this Agreement which shall be the same date as the Amendment and the Pledge Agreement are dated.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obliger, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Environmental Laws" as of any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Event of Default" shall mean any of the events or conditions described in Section 6.01.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.01(g) hereof.

         "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

         "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obliger, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Loan Agreement" shall mean the Existing Loan Agreement as amended by the Amendment.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Operative Documents" shall mean the Existing Loan Agreement, the Amendment, the Pledge Agreement and any other agreement or instrument relating thereto.

         "Overdue Rate" shall mean a rate per annum equal to the sum of 300 basis points (3%) per annum plus the then effective interest rate charged by the Lender with respect to indebtedness under the Bridge Loan.

         "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a limited liability company, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any subsidiary of such person or any ERISA Affiliate, or by any other person if such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Subordinated Debt" shall mean Indebtedness of the Company which is expressly subordinated in right of payment to the Indebtedness of the Company to the Trust hereunder in a manner satisfactory to the Trust in its sole discretion.

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         SECTION 1.02 Other Definitions: Rules of Construction. As used herein, the terms "Company", "Trust", and "Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. All financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles existing on the date hereof unless such principles are inconsistent with the express requirements of this Agreement.

Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II.
                    AMOUNT AND TERMS OF THE LIMITED GUARANTY

         SECTION 2.01 Pledge Agreement. The Trust agrees, on the terms and subject to the conditions hereinafter set forth, to execute and perform its obligations under the Pledge Agreement for the benefit of the Lender. Execution and delivery of the Pledge Agreement will be conditioned upon satisfaction of the conditions precedent set forth in Section 3.01 hereof.

         SECTION 2.02 Pledge Fees. In consideration for the Trust's execution and delivery of the Pledge Agreement, the Company agrees to make the following payments to the Trust:

         (a) The Company shall pay to the Trust a fee of $100,000 per year, payable quarterly in arrears on the fifteenth day of each of July, October, January and April beginning on July 15, 2000, pro rated based on the period of time that the Lender had a security interest or other claim with respect to Trust assets under the Pledge Agreement during the period to which such payment relates, provided that, until the Lender provides a written release of the Collateral, the Lender shall be considered to have a security interest and claim under the Pledge Agreement for purposes of this paragraph; and

         (b) The Company shall pay to the Trust any and all expenses incurred in connection with the negotiation, documentation and execution of the Pledge Agreement (including the Trust's legal fees) on or prior to the execution and delivery by the Trust to the Lender of the Pledge Agreement.

         SECTION 2.03 Reimbursement. The Company shall pay to the Trust (i) on any date on which the Trust shall be required to make a payment under the Pledge Agreement, a sum equal to the amount so paid by the Trust, (ii) within 30 days of demand by the Trust, any and all expenses incurred by the Trust in enforcing or protecting any rights under this Agreement or any of the other Operative Documents, including without limitation reasonable attorneys' fees relating to such enforcement or protection, provided that such expenses are attributable to the Trust's entering into or performing its obligations under the Operative Documents to which it is a party, and (iii) forthwith upon demand by the Trust, interest on any and all amounts remaining unpaid by the Company under this Agreement at any time from the date any such amount becomes payable until payment in full, at the Overdue Rate.

         SECTION 2.04 Additional Costs. In the event the Trust makes any payment under or is otherwise required to perform any obligation under the Pledge Agreement, the Company shall pay to the Trust all costs, expenses, fees and commissions incurred by the Trust in connection with making such payment or performing such obligations to the extent such costs, expenses, fees or commissions would not have otherwise been incurred by the Trust but for its execution or performance of its obligations under the Operative Documents to which it is a party.

         SECTION 2.05 Taxes; Make Whole Requirement. In the event that the Trust incurs any federal, state or local tax liability (including any tax liability that would otherwise have been deferred in whole or in part to some future date) in connection with executing or performing its obligations under the Pledge Agreement, then the Company shall pay to the Trust an amount, determined by the Trust in its reasonable judgement, which shall put the Trust in the same economic position as it would have been had such tax liability not been incurred or had been deferred. The Company's liability under this Section 2.05 shall not include capital gains taxes incurred by the Trust in connection with sales made by the Trust not related to the performance of its obligations under the Pledge Agreement.

         SECTION 2.06 Payments and Computations. The Company shall make each payment hereunder in lawful money of the United States of America to the Trust at its address referred to in Section 7.02 hereof in immediately available funds. All computations of interest, commissions and fees hereunder shall be made by the Trust on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.

         SECTION 2.07 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such payment.

         SECTION 2.08 Obligations Absolute. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

         (a) Any lack of validity or enforceability of any of the Operative Documents;

         (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Operative Documents;

         (c) The existence of any claim, setoff, defense or other right which the Company may have at any time against the Lender (or any persons or entities for whom the Lender may be acting), the Trust or any other person or entity, whether in connection with this Agreement, any of the Operative Documents, the transactions contemplated herein or therein or any unrelated transactions;

         (d) Payment by the Trust under the Pledge Agreement which does not comply with the terms of the Pledge Agreement; provided, however, that in any such event, upon payment in full by the Trust, the Company shall be subrogated to the Trust's rights against the person to whom such payment was made;

         (e) Any failure, omission, delay or lack on the part of the Trust or any party to any of the Operative Documents in enforcing, asserting or exercising any right, power or remedy conferred upon the Trust or any such party under this Agreement or any of the Operative Documents, or any other acts or omissions on the part of the Trust or any such party;

         (f) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting the Company or any of the assets of either of them, or any allegation or contest of the validity of this Agreement or any of the Operative Documents, in any such proceeding;

         (g) Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

         (h) Any action by the Trust relating to the management of the Trust's assets which may have the effect of increasing the Company's liability to the Trust hereunder, including the allocation of Trust assets and the liquidation of securities in connection with any payment required under the Pledge Agreement; or

         (i) No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Company has or may have against the Lenders shall be available hereunder to the Company against the Trust.

                                  ARTICLE III.

                    CONDITIONS OF DELIVERY; CLOSING DOCUMENTS

         SECTION 3.01 Conditions Precedent to Execution and Delivery of the Pledge Agreement. The obligation of the Trust to execute and deliver the Pledge Agreement is subject to the satisfaction of the following conditions precedent:

         (a) Documents. On or before the date of execution and delivery of the Pledge Agreement, the Trust shall have received the following documents, each in form and substance satisfactory to the Trust:

                  (i) Organizational Documents. A copy of the articles of organization of the Company and a good standing certificate, certified to a current date by the Secretary of State of Delaware.

                  (ii) By-laws and Corporate Authorizations. Copies of the By-laws of the Company and corporate resolutions of the Company approving this Agreement and the Operative Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and copies of all other documents evidencing necessary action of the Company with respect to this Agreement, all certified as true and correct on the Closing Date by the Company's secretary.

                  (iii) Incumbency Certificate. A certificate of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers of the Company authorized to act on behalf of the Company in connection with the Operative Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby, certified as true and correct as of the Closing Date by a duly authorized officer of the Company.

                  (iv) Consents, Approvals, Etc. Copies of all consents and approvals necessary for the Company to enter into this Agreement, the Loan Agreement, the Convertible Note, the Operative Documents to which the Company is a party and the transactions contemplated herein and therein, together with a certificate of an authorized officer of the Company dated such date of issuance stating that such approvals are true and correct copies thereof and are in full force and effect at such date, or if none are required a certificate to that effect executed by an authorized officer of the Company.

                  (v) Operative Documents. A copy of the Existing Loan Agreement and an executed copy of the Amendment and each of the other Operative Documents.

                  (vi) Company Closing Certificate. A certificate of an authorized officer of the Company as to the matters set forth in Sections 3.01(b) and (c) below.

                  (vii) Other Documents. Such other documents, instruments, approvals or opinions (and, if requested by the Trustee, certified duplicates of executed copies thereof) as the Trust may reasonably request.

         (b) No Misrepresentation. The representations and warranties of the Company contained in Article IV of this Agreement are true and correct on and as of the Closing Date as though made on and as of such date.

         (c) No Default. No event has occurred and is continuing, or would result from such issuance, which constitutes a Default or an Event of Default.

         (d) Pledge Agreement. The Lender shall have executed and delivered the Pledge Agreement to the Trust containing terms and conditions satisfactory to the Trust.

         (e) Counsel Approval. All of the Operative Documents shall be in form and substance reasonably satisfactory to Burke, Warren, MacKay & Serritella, P.C., counsel for the Trust.

         SECTION 3.02 Deliveries by the Trust. The Trust agrees to provide to the Company copies of any documents required by the Lender in connection with the execution and delivery of the Pledge Agreement.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties of the Company. The Company represents and warrants to the Trust as follows:

         (a) Company Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Operative Documents to which it is party and to engage in the transactions contemplated by this Agreement.

         (b) Company Authority. The execution, delivery and performance by the Company of this Agreement and the Operative Documents to which it is a party do not contravene any law or any contractual restriction binding on or affecting it, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Agreement or the Loan Agreement) upon or with respect to any of its properties; the execution, delivery and performance by the Company of this Agreement and the Operative Documents to which it is a party have been duly authorized by all necessary action and do not contravene the Company's articles of organization or agreement or any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected.

         (c) Consents. Etc. All necessary consents, authorizations or approvals of, or other action by, or notice to or filing with, any governmental or regulatory authority or any nongovernmental person or entity required to be obtained or made by the Company in connection with (i) the execution, delivery and performance by the Company of this Agreement, (ii) the execution and delivery of the Loan Agreement or the other Operative Documents, or (iii) any of the other transactions contemplated by this Agreement or the Operative Documents.

         (d) Binding Effect. This Agreement and the Operative Documents to which the Company is a party are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy and insolvency law and general principles of equity.

         (d) Loan Agreement. The representations and warranties of the Company contained in the Loan Agreement are incorporated herein by reference and the Company represents that such representations and warranties and true and correct on the date hereof in all material respects, without consideration to any waiver granted by the Lender.

SECTION 4.01 Representations and Warranties of the Trust. The Trust represents that it is authorized to enter into this Agreement and the Pledge Agreement.


                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         SECTION 5.01 Affirmative Covenants. So long as the Trust has obligations under the Pledge Agreement or the Lender has a security interest in Trust assets pursuant to the Pledge Agreement, the Company will, unless the Trust shall otherwise consent in writing:

         (a) Preservation of Company Existence. Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         (b) Compliance with Laws. Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation, ERISA, the Code and Environmental Laws) in effect from time to time, non-compliance with which could materially and adversely affect the financial condition or operations of the Company (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Company or upon its property the non-payment of which could materially and adversely affect the financial condition or operations of the Company) except to the extent that compliance with any of the foregoing is then contested in good faith and by appropriate legal proceedings and with respect to which adequate reserves have been established on the books and records of the Company.

         (c) Maintenance of Properties: Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Operative Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

         (d) Compliance with Loan Agreement. The Borrower shall comply in all material respects with the agreements, covenants and terms of the Loan Agreement and shall give the Trust prompt notice of any failure on the part of the Company to comply with the agreements, covenants and terms of the Loan Agreement regardless of any waiver on the part of the Lender.

         (e) Notices and Reports under Loan Agreement. To the extent the Loan Agreement requires the Company to provide any notices, financial statements, operating information, notices of default or other information to the Lender, the Company shall also provide copies of such information to the Trust.

         (f) Payments. Except with respect to payments required under the Loan Agreement, the Company agrees that any payments made to the Bank relating to the Loan Agreement shall be applied to the Bridge Loan until it is paid in full. The amount outstanding under the Bridge Note may not at any time be increased without the written consent of the Trust.

         SECTION 5.02 Negative Covenants. So long as the Trust has any obligation under the Pledge Agreement or the Lender has a security interest in Trust assets under the Pledge Agreement, the Company will not, without the prior written consent of the Trust:

         (a) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness or enter into any lease as lessee (whether or not a Capital Lease) other than:

             (i) The Indebtedness under the Operative Documents and hereunder, and other Indebtedness to the Lender;

             (ii) Indebtedness existing on the date hereof and permitted under the Loan Agreement; and

             (iii) Subordinated Debt which is unsecured.

         (b) Liens. Create, permit to be created or permit to exist any lien, mortgage, encumbrance or other security interest (collectively, "Liens") with respect to any of the Company's property other than:

             (i)   Liens in favor of the Lender; and

             (ii) Liens existing on the date hereof and relating to Indebtedness permitted under Section 5.02(b)(i)and (ii).

         (b) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company of its obligations in connection therewith.

         (c) Subordinated Debt. Make any payment in violation of the terms applicable to any Subordinated Debt.

         (d) Amendment to Loan Agreement. Agree to any modification, amendment or other modifying agreement or understanding with respect to the Loan Agreement.


                                   ARTICLE VI.

                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder unless waived by the Trust pursuant to Section 7.01 hereof:

         (a) Nonpayment. The Company shall fail to pay when due any amount payable pursuant to Section 2.03, 2.04 or 2.05 hereof; or

         (b) Misrepresentation. Any representation or warranty made by the Company in connection with this Agreement or any of the Operative Documents shall prove to have been incorrect in any material respect when made; or

         (c) Certain Covenants. The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a), 5.01(d) or 5.02 hereof; or

         (d) Other Defaults. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, and such failure shall remain unremedied for 30 calendar days after written notice thereof shall have been given to the Company by the Trust; or

         (e) Cross Default. The Company shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under the Loan Agreement or any of its other Indebtedness having a principal balance, individually or in the aggregate, in excess of $100,000 (other than Indebtedness hereunder) beyond any period of grace provided with respect thereto, or if the Company fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Indebtedness or in any agreement or instrument under which any such Indebtedness was issued or created, beyond any period of grace, if any, if the effect of such default is either to cause the holder or holders thereof (or a trustee on its or their behalf) to cause the Indebtedness to become due prior to its stated maturity unless such default has been waived pursuant to the terms of such other agreement; or

         (f) Operative Documents. A default (not caused by the failure of the Trust to perform its payment obligations under the Pledge Agreement) under any of the Operative Documents shall have occurred and be continuing without being cured or waived pursuant thereto; or

         (g) Judgments. One or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company, or any other judgment or order (whether or not for the payment of money) shall be rendered against the Company which causes a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or which has a material adverse effect on the legality, validity or enforceability of this Agreement or the Security Documents, and either (i) such judgment or order shall have remained unsatisfied and the Company shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

         (h) Insolvency. Etc. The Company shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company and is being contested by the Company in good faith by appropriate proceedings, such proceeding shall remain undismissed unstayed for a period of 60 days; or the Company shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

         SECTION 6.02 Remedies upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Trust may (i) if the Pledge Agreement shall not have been executed and delivered, terminate its commitment to provide the Pledge Agreement or (ii) in any event, exercise such other rights and remedies as are available to the Trust under this Agreement, any of the Operative Documents or applicable law.

         SECTION 6.03 Failure to make Payment by the Trust. If the Trust shall fail to observe any payment obligation required by the Bank under the Pledge Agreement, the Company's obligation to pay the fee provided for under Section 2.02(a) shall be temporarily suspended during the period of such failure, provided that such fee shall continue to accrue and all other payment and reimbursement obligations shall remain in full force and effect during such period, and, provided further that any waiver or suspension by the bank of any such payment obligation shall constitute a waiver of the Company hereunder. The Company shall not be obligated to pay to the Trust any expenses of the Trust hereunder to the extent such expenses are due solely to the Trust's failure to observe any payment obligation required by the bank under the Pledge Agreement.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         SECTION 7.01 Amendments. Etc. This Agreement may be amended from time to time by the written agreement of all parties hereto. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Trust, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed by first class mail, return receipt requested, by overnight delivery with a nationally recognized carrier or personally delivered as follows:

                           If to the Company:

                              First Horizon Pharmaceutical Corporation
                              660 Hembree Parkway, Suite 106
                              Roswell, Georgia 30076
                              Attn.: Bala Venkataramin
                              Tel:
                              Fax: 770-442-9594

                           If to the Trust:

                              Kapoor Children's 1992 Trust
                              c/o EJ Financial Enterprises
                              225 E. Deerpath, Suite 250
                              Lake Forest, IL 60045
                              Attn: Kevin Harris
                              Tel: (847) 295-8665
                              Fax: (847) 295-8680

or such other address as either party may provide in writing to the other.

         SECTION 7.03 Costs, Expenses and Taxes. Subject to Section 2.02(b) of this Agreement and the other terms of this Agreement, he Company agrees to pay within 30 days of demand by the Trust all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of Burke, Warren, MacKay & Serritella, P.C., counsel to the Trust, with respect thereto and with respect to advising the Trust as to its rights and responsibilities under this Agreement and all reasonable costs and expenses (including counsel fees and expenses) in connection with the enforcement of this Agreement or the other Operative Documents, and all other documents and instruments which may be delivered in connection with this Agreement or the other Operative Documents.

         SECTION 7.04 Binding Effect: Assignment. This Agreement shall become effective when it shall have been executed and delivered by the Company and the Trust and thereafter shall be binding upon and inure to the benefit of the Company and the Trust and their respective successors and assigns, except that
(i) the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Trust, which will not be unreasonably withheld, delayed or conditioned, and (ii) the Trust shall not have the right to assign its rights hereunder without the prior written consent of the Company, which will not be unreasonably withheld, delayed or conditioned provided, however, that no consent of the Company shall be required for an assignment of all or any part of, or any interest (divided or undivided) in, the Trust's rights and benefits under this Agreement by the Trust to an entity controlling, controlled by or under common control with Dr. John N. Kapoor, or to any person who is related by blood, marriage or adoption to Dr. John N. Kapoor, it being acknowledged that to the extent of any such assignment, such assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Trust hereunder.

         SECTION 7.07 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         SECTION 7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois without giving effect to choice of law principles of such State.

         SECTION 7.09 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same Agreement.

         SECTION 7.11 WAIVER OF JURY TRIAL. THE TRUST AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER THE TRUST NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY

RESPECT OR RELINQUISHED BY EITHER THE TRUST OR THE COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.
                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                                   FIRST HORIZON PHARMACEUTICAL CORPORATION




                                   By:
                                      -----------------------------------------
                                   Its:
                                        ---------------------------------------


                                   KAPOOR CHILDREN'S 1992 TRUST



                                   By:
                                      -----------------------------------------
                                                 Editha Kapoor, Trustee